UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): March 4, 2009
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 4, 2009, the Compensation Committee of the Board of Directors of ION Geophysical Corporation (the “Company”) approved the 2009 Incentive Compensation Plan (the “Plan”). The Plan was established to motivate all participating employees to achieve their highest level of individual and team performance and to align the employees to accomplish and share in the achievement of established financial goals of the Company and its subsidiaries. Performance under the Plan is measured on a fiscal (calendar) year and payments under the Plan are made annually. All full-time employees (including the Named Executive Officers under the Company’s proxy statement) who begin employment prior to October 1, 2009 are eligible to participate in the Plan. Temporary employees, contractors and consultants are not eligible to participate in the Plan. Employees who participate in any other cash bonus incentive plan of the Company are not eligible to participate in the Plan. Employees who begin employment after January 1, 2009 but before October 1, 2009 will be eligible to participate in the Plan and will receive a prorated bonus based upon the actual date of hire. Awards will be calculated after the close of the Plan year. The computation of awards generated under the Plan must be approved by the Compensation Committee. All earned awards will be paid in cash as soon as administratively practicable following the close of the Plan year and the approval of the Compensation Committee.
     The Plan is designed to equate the size of the payout to the performance of the individual participant. Every participating employee has the opportunity to earn a percentage of their base salary based on their individual and team performance, and achievement of the Company’s and the applicable business unit’s performance against planned objectives. Significant over-achievement against plan will result in an increase in the bonus pool size, and the potential for participants to earn a higher percentage of their base salaries. Target business performance will be measured with respect to Adjusted EBITDA (net income (loss) before net interest expense, taxes, depreciation and amortization and other factors) and such other factors as may be determined by the Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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